UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2009

CENTERLINE HOLDING COMPANY
 (Exact name of registrant as specified in its charter)

DELAWARE	1-13237	13-3949418
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2009, Centerline Holding Company (the “Registrant”) issued a press release (the “Press Release”) announcing that Mr. Stephen Ross, Non Executive Chairman of the board of trustees (the “Board”) of the Registrant and Chairman and Chief Executive Officer of Related Companies (“Related”), and Jeff Blau, a managing trustee of the Registrant and President of Related, have resigned their respective positions on the Board effective immediately.  As stated in a 13D filing with the U.S. Securities and Exchange Commission (“SEC”) filed by Related Special Assets LLC, an affiliate of Related, Messrs. Ross and Blau have resigned as managing trustees of the Registrant “because they, or companies with which they are affiliated, intend to explore potential transactions in the financial services industry involving other companies that could be competitive with the Registrant and/or involving the Registrant, including an extraordinary transaction with the Registrant, whether by acquisition of all or some of the Registrant’s assets and/or liabilities or otherwise.”  In addition, Messrs. Ross and Blau noted that their representatives may contact other potential investors in connection with the foregoing.  As of the date hereof, no proposal or expression of interest with respect to any transaction has been communicated to the Registrant by Messrs. Ross and Blau or their affiliates and there is no assurance that any such proposal or expression of interest will be presented and, if presented, will be approved by the Board.  The Registrant is also not aware of any plans by Messrs. Ross and Blau to undertake any business competitive with that of the Registrant.

The Registrant also announced that it had previously retained a leading financial advisory firm to assist the Registrant’s management with an evaluation of its business and strategic restructuring alternatives.  This evaluation, and the retention of the advisory firm, was commenced under the oversight of an independent committee of the Board in connection with the Registrant’s previously disclosed efforts to improve the Registrant’s financial strength and grow the Registrant’s business.  The Registrant will consider all available strategic and restructuring alternatives as it completes its evaluation.

As a matter of policy, the Registrant does not comment on or provide the market with updates as to the status of its evaluation of its alternatives, any expressions of interest or formal proposals or offers presented to the Registrant from time to time, or the course of discussions with any prospective counterparties, nor does it comment upon any rumors with regard to any of the foregoing or make any announcement regarding the Board’s consideration of any proposal or other expressions of interest until such time, if ever, that it enters into a definitive agreement for a completed transaction or is otherwise required to make an announcement.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Press Release is qualified in its entirety by reference to the full text of such press release.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements
Not Applicable.

(b)	Pro Forma Financial Information
Not Applicable.

(c)	Exhibits
Exhibit 99.1 Press release “Centerline Holding Company Announces Stephen Ross and Jeff Blau Resign from its Board of  Trustees”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

BY:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

June 4, 2009